EXHIBIT 99.2

[Nasdaq Letterhead]

By Facsimile and First Class Mail

December 29, 2004

Mr. J. Raymond Bilbao
Senior Vice President, General Counsel & Secretary
Remote Dynamics, Inc.
1155 Kas Drive, Suite 100
Richardson, Texas 75081

Re:	Remote Dynamics, Inc. (the “Company”)
Nasdaq Symbol: REDI

Dear Mr. Bilbao:

On October 1, 2004, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Marketplace Rules of The Nasdaq Stock Market (the “Rule”).1 Since then, the closing price of the Company’s common stock has been at $1.00 per share or greater for at least 10 consecutive business days. Accordingly, the Company has regained compliance with the Marketplace Rules or 4310(c)(4) and this matter is now closed.

If you have any questions, please do not hesitate to contact Marilyn Bacot, Senior Analyst at (301) 978-8048.

Sincerely,

/s/ Cynthia T. Melo
      Cynthia T. Melo
      Director
      Nasdaq Listing Qualifications

[1]	Marketplace Rule 4310(c)(4). The Company thereafter availed itself of the compliance periods contained in Rule 4310(c).